Exhibit 8.1

345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.407.4990 www.loeb.com

December 15 , 2022

Mountain Crest Acquisition Corp. III

Dr. Suying Liu

311 West 43rd Street

12th Floor

New York, NY 10036

Re:	Registration Statement of ETAO International Co., Ltd.

Ladies and Gentlemen:

We have acted as United States counsel to Mountain Crest Acquisition Corp. III, a Delaware corporation (“MCAE”), in connection with the proposed business combination (the “Business Combination”) contemplated by a merger agreement, dated as of January 27, 2022, as amended on June 7, 2022 and October 17, 2022 (the “Merger Agreement”), which provides for a Business Combination between MCAE and ETAO International Group, a Cayman Islands exempted company (“ETAO”) Pursuant to the Merger Agreement, the Business Combination will be effected in two steps, as follows: (i) subject to the approval and adoption of the Merger Agreement by the stockholders of MCAE, MCAE will merge with and into ETAO International Co., Ltd., a Cayman Islands exempted company (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Redomestication Merger”); and (ii) concurrently with the Redomestication Merger, ETAO Merger Sub, Inc., a Cayman Islands exempted company and wholly owned subsidiary of PubCo (“Merger Sub”), will merge with and into ETAO, with ETAO as the surviving corporation and resulting in ETAO shall be a wholly owned subsidiary of PubCo (the “Acquisition Merger”).

The Business Combination and certain other related transactions are described in the Registration Statement of Pubco on Form F-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on July 28, 2022 (Registration Number 333-____________) as amended through the date hereof (the “Registration Statement”).

In rendering this opinion, we have reviewed the Registration Statement and have assumed with your approval the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences—Certain Material U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders.”

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to MCAE under the caption “Material U.S. Federal Income Tax Consequences—Certain Material U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/Loeb &Loeb LLP

Loeb & Loeb LLP

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